EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 1, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (June 2010 – May 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-4.1%	0.2%	-1.0%	11.6%	-3.1%	-1.7%	1.6%	-1.7%	9.7%	-28.6%	-0.1	-0.2
B**	-4.1%	0.2%	-1.2%	11.1%	-3.7%	-2.3%	0.9%	-2.3%	9.7%	-29.9%	-0.2	-0.3
Legacy 1***	-3.9%	0.2%	-0.3%	13.4%	-1.1%	0.3%	N/A	0.3%	9.5%	-23.7%	0.1	0.0
Legacy 2***	-3.9%	0.2%	-0.4%	13.3%	-1.2%	0.0%	N/A	0.0%	9.5%	-24.4%	0.0	0.0
Global 1***	-4.0%	0.2%	-0.2%	14.1%	-0.5%	-0.1%	N/A	-0.1%	9.2%	-21.9%	0.0	0.0
Global 2***	-4.0%	0.2%	-0.3%	14.0%	-0.7%	-0.3%	N/A	-0.3%	9.2%	-22.4%	0.0	0.0
Global 3***	-4.0%	0.2%	-0.8%	12.4%	-2.3%	-2.0%	N/A	-2.0%	9.2%	-26.2%	-0.2	-0.3

S&P 500 Total Return Index****	-0.4%	1.1%	3.0%	11.6%	19.6%	16.5%	8.1%	16.5%	12.3%	-16.3%	1.3	2.4
Barclays Capital U.S. Long Gov Index****	-3.3%	-1.2%	-0.5%	10.5%	2.2%	8.1%	6.7%	8.1%	11.9%	-15.5%	0.7	1.3
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	24%					24%
Energy	7%	Short	Heating Oil	1.4%	Long	7%	Short	Heating Oil	1.4%	Long
			Crude Oil	1.1%	Short			Brent Crude Oil	1.2%	Long
Grains/Foods	9%	Short	Corn	2.2%	Short	9%	Short	Corn	2.1%	Short
			Live Cattle	1.1%	Long			Coffee	1.1%	Short
Metals	8%	Short	Gold	2.9%	Short	8%	Short	Gold	3.0%	Short
			Silver	1.2%	Short			Silver	1.1%	Short
FINANCIALS	76%					76%
Currencies	19%	Long $	Euro	5.7%	Short	18%	Long $	Euro	5.6%	Short
			Japanese Yen	2.3%	Short			Japanese Yen	2.4%	Short
Equities	36%	Long	S&P 500	6.1%	Long	37%	Long	S&P 500	6.1%	Long
			Dax Index	3.9%	Long			Dax Index	4.0%	Long
Fixed Income	21%	Long	Eurodollars	2.7%	Long	21%	Long	Eurodollars	2.5%	Long
			Bunds	2.5%	Long			Bunds	2.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished near 2015-highs due to U.S. dollar weakness and forecasts for a global decrease in crude oil production.  Strong export data from Nigeria also supported crude oil prices.  Natural gas markets rallied nearly 10% due to weather forecasts for abnormally warm temperatures in the U.S. in early May.

Grains/Foods
Wheat prices fell to a 5-year low due to disappointing export data.  Corn markets moved lower after the U.S. Department of Agriculture forecast increased output due to favorable weather conditions in the Midwest.  Prices in the coffee and sugar markets weakened on forecasts for a stronger-than-expected Brazilian crop output.

Metals
Gold markets finished nearly flat after strength driven by weakness in the U.S. dollar was offset by declines created by Federal Reserve comments about a more bullish outlook for the U.S. economy.  Copper prices increased over 6% on speculation the Chinese government would augment its stimulus initiatives to bolster slow growth.

Currencies
The U.S. dollar fell sharply versus global counterparts as weak U.S. economic growth data fueled further uncertainty regarding the timing of changes in U.S. monetary policy.  Part of the dollar’s decline was offset when the dollar rallied on bullish consumer sentiment and employment data.  The euro moved higher because retail sales and inflation data were in line with expectations.

Equities
U.S. equity markets fell when the Federal Reserve reported U.S. economic growth in the first quarter slowed more-than-expected.  Japan’s Nikkei 225 experienced its worst weekly decline in over five months after the Bank of Japan suggested further expansion to monetary easing would be unlikely.  Hong Kong’s Hang Seng Index finished higher, supported by beliefs the Chinese government would take steps to stimulate its economy and aid growth in the region.

Fixed Income	Global fixed-income markets declined sharply due to a combination of an improved outlook for growth in the Eurozone and concerns surrounding a potential U.S. interest rate hike.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.